Chicago, IL May 23, 2018

Safe Harbor Statement ABOUT GUARANTY BANCSHARES, INC. Guaranty Bancshares, Inc. (“GNTY”, “Guaranty” or the “Company”) is a bank holding company, headquartered in Mount Pleasant, Texas, that conducts banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A., a national banking association (“Guaranty Bank & Trust” or the “Bank”) throughout East Texas, Central Texas, and the Dallas/Fort Worth metroplex. For more information, visit www.gnty.com. NO OFFER OR SOLICITATION This communication does not constitute an offer to sell, a solicitation of an offer to sell, the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT In connection with the proposed merger of Guaranty Bank & Trust and Westbound Bank (“Westbound”), Guaranty has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 that includes a proxy statement of Westbound and a prospectus of Guaranty, as well as other relevant documents concerning the proposed merger. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENT OR SUPPLEMENTS TO THESE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GUARANTY, WESTBOUND AND THE MERGER. Investors and security holders are able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, as well as other documents filed with the SEC by Guaranty through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by Guaranty are also available free of charge upon written request at the following address: Guaranty Bancshares, Inc., 201 South Jefferson Avenue, Mount Pleasant, Texas 75455, Attn: Investor Relations. NON-GAAP FINANCIAL MEASURES Guaranty reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures used in managing its business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Guaranty’s reported results prepared in accordance with GAAP. PARTICIPANTS IN THE TRANSACTION Guaranty, Westbound and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Westbound in connection with the proposed merger. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus regarding the proposed merger. Information about Guaranty and its directors and officers may be found in the definitive proxy statement of Guaranty relating to its 2018 Annual Meeting of Shareholders that was filed with the SEC. The definitive proxy statement can be obtained free of charge from the sources described above. 2

Forward-Looking Statements “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 (the “Securities Act”) and 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward- looking nature. Annualized, pro forma, project and estimated numbers are used for illustrative purposes only, are not forecast and may not reflect actual results. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, leadership’s beliefs and certain assumptions made by our leadership team, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but are limited to, the following: business and economic conditions generally and in the financial services industry, nationally and within our local market area; changes in leadership personnel and their ability to execute our strategy; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deterioration of our asset quality; changes in real estate values; increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms; our ability to identify potential candidates for, and consummate, acquisitions of banking franchises on attractive terms, or at all; our ability to achieve organic loan and deposit growth and the composition of that growth; volatility and direction of market interest rates; changes in the regulatory environment, including changes in regulations that affect the fees that we charge or expenses that we incur in connection with our operations; governmental legislation and regulation, including changes in accounting regulation or standards and changes in trade, monetary, tax and fiscal policies and laws; natural disasters, adverse weather and other man-made disasters, acts of terrorism, and other matters beyond our control; and other factors. For discussion of these and other risk that may cause actual results to differ from expectation, please refer to “Special Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” contained in the Annual Report on Form 10-K for the year ended December 31, 2017 and any updates to those risk factors set forth in Guaranty’s subsequent Quarterly Reports on Form 10-Q and the registration statement on Form S-4 and the related proxy statement/prospectus regarding the proposed merger of Guaranty Bank & Trust and Westbound. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, express or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Guaranty or persons acting on Guaranty’s behalf may issue. 3

Company Snapshot for 2017 Mission Statement: To continually improve the financial well-being of our customers and shareholders Financial Highlights (1) Balance Sheet (Dollars in millions) Total Assets $1,963 Total Loans, Including Held for Sale $1,361 Total Deposits $1,676 Total Equity $207 Tang. Common Equity / Tang. Assets(2) 9.58% Asset Quality NPAs / Assets 0.44% NPLs / Loans 0.29% (3) Allowance / NPLs 321.15% Allowance / Loans 0.95% Net Charge Off Ratio 0.11%  100+ years of successful Profitability operating history  28 banking locations in 20 Texas ROAA 0.76% communities (32 locations with ROAE 7.78% Westbound)  Focused on small- and medium- Net Interest Margin 3.38% sized businesses, professionals, executives and consumers Efficiency Ratio 65.61%  Headquartered in Mount Noninterest Income to Average Assets 0.75% Pleasant, Texas with an additional corporate office in Noninterest Expense to Average Assets 2.55% Dallas, Texas (1) Financial data as of or for the 12 months ended December 31, 2017, unless otherwise noted (2) Non-GAAP reconciliation in Appendix on page 22 4 (3) Anticipated acquisition of Westbound Bank, as disclosed in Current Report on Form 8-K filed with the SEC on January 29, 2018.

Company Highlights • Respected Texas banking franchise with over a 100-year legacy that started in East Texas • Currently focused on growing presence in high-growth markets in the Houston area, the Dallas / Fort Worth metroplex and the Central Texas region • Experienced leadership with strong reputation – Management has over 277 years of combined Texas banking experience • Demonstrated success in acquisitions and de novo branching – Successful acquirer proven by three whole-bank acquisitions and one branch purchase since 2013 – Successful de novo branching proven by eight de novo locations since 2013 – Definitive agreement to acquire Westbound Bank, with 4 locations in the Houston, Texas market; expected close in second quarter 2018 • Scalable platform with ability to increase profitability in recently established markets • Strong credit culture – Non-performing loans / loans of 0.29% as of December 31, 2017 5

Deep and Experienced Leadership Ty Abston • 31 years in banking Chairman of the Board, • Years at Guaranty: 25 Chief Executive Officer • University of North Texas (BBA) • Texas A&M University – Texarkana (MBA) Guaranty Bancshares, Inc. Kirk Lee • 35 years in banking Executive President • Years at Guaranty: 26 Management • Ouachita Baptist University (BBA) Cappy Payne • 35 years in banking Senior EVP, • Years at Guaranty: 34 Chief Financial Officer, • Baylor University (BBA) Director • CPA • Chuck Cowell – Vice Chairman • Martin Bell – EVP & Chief Operating Officer Guaranty Bank & Trust, N.A. • Randy Kucera – EVP & General Counsel Executive • Danny Muskrat – EVP & Chief Information Officer Management • Robin Sharp – EVP • Hal Lower – EVP Board of Directors • Experienced and well-connected board of directors • Directors, officers and employees beneficially own 36.0% of common stock as of December Insider Ownership 31, 2017, including 11.9% of shares owned by the employee stock ownership 6

Demonstrated Asset Growth Total Assets (Dollars in thousands) $2,000,000 $1,800,000 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Source: S&P Global Market Intelligence - SNL 7

Recent Franchise Expansion 8

East Texas Institutions Headquartered in Market • Smaller communities served by forestry, manufacturing, government, education and healthcare related industries • Job growth from 2004-2014 was 9.8%, compared to 5.5% nationally • The region provides a lower cost of labor for economic development. The mean annual wage for all occupations in the Northeast Texas Workforce Development Area in the second quarter of 2016 was $37,076, compared to $52,000 in Texas and $51,428 nationally • Guaranty’s current and historical presence in East Texas provides a stable deposit base Sources: Texas Comptroller of Public Accounts, Texas Workforce Commission, US Census Bureau 9

Dallas / Fort Worth Metroplex Institutions Headquartered in Market • 2nd fastest growing metropolitan area in the United States, adding almost 400 new residents per day between 2014 and 2015 (1) • 4th most populous metropolitan area in the United States (2) • Unemployment rate in December 2017 was 3.1%, compared to 3.9% nationally • Real personal income in the market is expected to increase $58.9 billion, or 4.6% from 2016 to 2021 • Headquarters to 20 Fortune 500 and 39 Fortune 1000 companies (1) US Census Bureau data as of 2015 (2) US Census Bureau data as of 2015 10 Sources: US Census Bureau, US Bureau of Labor Statistics as of 2017, Dallas Economic Development Guide as of 2017

Central Texas Institutions Headquartered in Market • Central Texas is the home to the University of Texas in Austin and Texas A&M University in College Station, the two largest institutions of higher learning in the state of Texas • Population in the region increased 3.1% from 2016 to 2017 and is expected to grow 11.3% by 2023 • 42.6% of residents over age 25 had a bachelor’s degree or higher in 2015, compared to 29.8% nationally • Cognizant, a Fortune 500 technology company, relocated in 2013 from New Jersey to College Station and the Austin area is home to many large corporate headquarters Sources: US Census Bureau, S&P Global Market Intelligence - SNL 11

Pending Acquisition of Westbound Bank On January 29, 2018, the Company entered into a definitive agreement to acquire Westbound Bank, headquartered in Katy, Texas, with 4 locations in the Houston, Texas MSA. As of December 31, 2017, Westbound reported total assets of $228.0 million, total loans of $160.3 million and total deposits of $188.5 million. Westbound Bank highlights: • Established in 2007 • Strong and experienced banking team led by Troy England, who has 30 years of banking experience in the Houston area. Troy will remain as the Houston Market Area Chairman subsequent to the acquisition • Core deposits represent 92% of total deposits, including 21% non-interest bearing demand deposit accounts, as of December 31, 2017 • Westbound’s net interest margin was 3.99% and loan yield was 5.56%, as of December 31, 2017 • The bank has an attractive market footprint, including four branch locations in the Houston, Texas MSA • Anticipated closing date June 1, 2018, subject to the approval of Westbound’s shareholders and the satisfaction of other customary closing conditions 12

Pending Acquisition of Westbound Bank Acquisition Terms and Merger Multiples Aggregate Deal Value $34.7 million(1) Shares Issued 900,000 shares of GNTY stock(2) Aggregate Cash Consideration $6.4 million(2)(3) Minimum Tangible Common Equity $16.5 million delivered at close(4) Price to Adjusted TBV 210%(5) Approval Requirements Westbound shareholders & customary regulatory approvals Anticipated Closing Second quarter of 2018 Anticipated TBV Earnback and EPS Accretion(6) TBV Earnback Period 2.5 years EPS Accretion 2018 (6 months) 3.40% EPS Accretion 2019 (12 months) 9.70% (1) Assumes stock price of $31.42, the 15-day VWAP as of the date the transaction was announced, January 29, 2018 (2) Subject to adjustment, at the election of Guaranty, to the extent the 15-day VWAP as of the tenth trading day prior to closing is equal to or less than $26.71 or equal to or greater than $36.14 (3) Includes up to $2.0 million to be held in escrow by Guaranty Bank & Trust, N.A. for up to three years for possible losses on a defined loan pool (4) Westbound will be permitted to pay a special distribution to its shareholders and optionholders immediately prior to closing to the extent Westbound’s adjusted tangible equity exceeds $16.5 million (5) Adjusted to reflect treatment of Westbound’s preferred shares as common shares for purposes of receipt of consideration and payment of special distribution discussed above in Note 4 (6) Assumes at closing (i) core deposit premium of 2.00%, (ii) tangible book value dilution of 3.20%, (iii) cost savings of 27.00%, and (iv) a loan mark of $3.1 million, which does not include the escrowed funds discussed above in Note 3 13

Organic Growth Supplemented with Acquisitions Loan Growth Over Time (Dollars in thousands) Deposit Growth Over Time (Dollars in thousands) Acquired Loans (in year acquired) Acquired Deposits (in year acquired) Organic Growth Organic Growth 14

Diverse Loan Portfolio & Attractive Deposit Franchise Loan Composition (1) (in percentages) Deposit Composition (1) (in percentages) 1.9 3.8 3.8 14.5 17.7 24.5 30.8 14.5 4.3 15.8 38.2 2.7 27.5 Agriculture (1.9) Construction & Development (14.5) Interest Bearing Demand Deposit (15.8) Farmland (4.3) 1-4 Family Residential (27.5) Money Market (38.2) Certificates of Deposit (17.7) Multi-Family Residential (2.7) Commercial Real Estate (30.8) Noninterest Bearing Savings (3.8) Consumer (3.8) Commercial & Industrial (14.5) Demand Deposit (24.5) (1) Data as of December 31, 2017 15

Disciplined Credit & Risk Culture Net Charge Offs / Average Loans (%) Guaranty Bank & Trust, N.A. vs. Peer Groups 1.20% Average (National Peer Group**) 1.00% Average (Regional Peer Group*) 0.80% Guaranty Bank & Trust, N.A. 0.60% *Defined as all banks between $1.0 billion and $3.0 billion in assets 0.40% located in the Dallas / Fort Worth metroplex, East and Central Texas regions 0.20% **Defined as all banks between $1.0 billion and $3.0 billion in assets, nationally 0.00% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Source: S&P Global Market Intelligence - SNL 16

Meaningful Growth Total Assets (Dollars in millions) Total Loans (1) (Dollars in millions) $1,963 $1,361 $1,246 $1,828 $1,683 $1,071 $790 $1,334 $706 $1,246 2013 2014 2015 2016 2017 2013 2014 2015 2016 2017 Total Deposits (Dollars in millions) Core Earnings (2) (Dollars in millions) $25.4 $1,577 $1,676 $20.4 $1,466 $16.6 $15.0 $15.3 $1,077 $1,002 2013 2014 2015 2016 2017 2013 2014 2015 2016 2017 (1) Total loans, including loans held for sale, as of each respective year-end. (2) Core earnings defined as pre-tax, pre-provision net earnings. See “Pre-Tax, Pre-Provision Methodology” 17

Recent Developments Net Income and Profitability • 1Q 2018 net income was $4.4 million up from $3.5 million a year ago – increase of 24.0% • The increase in net income is primarily attributable to net interest income growth of $1.1 million, or $7.9%, driven by loan growth of 11.9% and net interest margin improvement from 3.24% for 1Q 2017 to 3.41% for 1Q 2018. Non-interest income increased $400,000 or 11.7% and provision for income tax decreased $400,000 or 28.0%. The improvements were partially offset by an increase in non-interest expense $1.1 million or 9.0% for the comparative periods • 1Q ROAA was 0.89% • 1Q ROAE was 8.35% • 1Q NIM was 3.41% Balance Sheet Growth (as of March 31, 2018) • Total loans of $1.40 billion, increased $149.2 million or $11.9% from March 31, 2017 This growth is primarily driven by loan growth of $70.3 million in our Central Texas market, an increase of $43.0 million in our Dallas Fort Worth market, and an increase of $21.0 million in our East Texas market. • Total deposits of $1.69 billion, a $20.4 million or 1.2% from March 31, 2017 This growth is driven by deposit growth in our Dallas Ft. Worth market of $51.1 million and growth in our Central Texas market of $26.6 million; partially offset by a decrease in our East Texas market of $57.3 million primarily the results of a decrease in public fund money of $50.4 million 18

Culture & Employee Ownership “The secret sauce behind every great company The key to successful continued growth lies in our is always the same. It’s their culture. ability to attract and retain the best and brightest talent, while staying true to our core values and culture, and Our employees are owners and proud advocates never becoming complacent or content with our current of our brand and our culture. They provide the position or our risk management practices.” highest level of service and have an interest in good shareholder returns. – Ty Abston, CEO For 9 Straight Years What forces are driving our culture? Director, officer and employee ownership is 36.0% of our common stock, of which 11.9% as published in is owned by our employee stock ownership plan All prospective employees and board members receive a copy of our book The Guaranty Culture, which defines who we are, how we act and how we do business Strong commitment to community outreach and volunteerism 19

Appendix 20

Reconciliation of Core Earnings $25,360 $20,394 $16,571 $14,952 $15,273 2013 2014 2015 2016 2017 21

Reconciliation of Non-GAAP Measures 22